EXHIBIT 10.4
                                    AGREEMENT

     THIS AGREEMENT, made and entered into this 1st day of May, 2001, by and between ELVA INTERNATIONAL, INC. , a Florida (USA) corporation, having its principal place of business at 222 Lakeview Avenue, Suite 415, West Palm Beach, FL 33401, (hereinafter "ELVA" and PERROT, LTD. a Bahamian corporation, Beaumont House, Bay Street, P.O. Box N8680, Nassau, Bahamas (hereinafter "PERROT").

     WHEREAS, ELVA has its business operations in the United States and France among other jurisdictions, and holds a substantial controlling interest in the stock of ELVA, S.A., a French limited company. ELVA has its principal object the design, development and marketing of microelectronic components in all smart, identification, security card type products and related technologies; and

     WHEREAS, ELVA markets directly, and through its subsidiary, a smart payment card with protected identification known as the VocaliD Card, the patents on which are owned by either the parent or subsidiary; and

     WHEREAS, PERROT is desirous of and has committed to furnish the services of LIONEL ROTCAGE (hereinafter "ROTCAGE") on behalf of PERROT to assist ELVA in the development and expansion of its business; and

     WHEREAS, PERROT and ROTCAGE have the knowledge, experience and contacts useful for the expansion of the business of ELVA and its subsidiary and is desirous of assisting ELVA in the expansion of its business and to increase its commercial dynamics.

WHEREFORE, ELVA and PERROT agree as follows:

     1. ROTCAGE shall be and is hereby appointed President, Chief Executive Officer and Director of ELVA and ELVA S.A.

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     2. ROTCAGE  (through  PERROT)  shall:  (a) assist ELVA and ELVA S.A. in the expansion of its business;  (b) advise ELVA and ELVA S.A. concerning  commercial
and  marketing  strategies;   (c)  be  responsible  for  seeking  institutional,
commercial or other contacts; (d) arrange strategic opportunities helpful in the expansion of its business and installation and distribution of its network; (e) assist ELVA and ELVA S.A. in connection with applications for the authorizations or approvals necessary for the sale of its products or the licenses which may be granted; (f) seek commercial contracts for ELVA and ELVA S.A. including the terms of purchase, sale, timing, price and payment therefore; (g) canvassing and making searches useful for the expansion of ELVA and ELVA S.A. in the high technology field (smart, identification, security cards) and in other sectors likely to facilitate the profits of ELVA and ELVA S.A.; (h) be responsible for making studies of strategic and financial resources as well as all searches and canvassing useful to ELVA and ELVA S.A. to ensure its external growth by acquisition, capital injection, merger, split-up, or alliances or combinations;
(i) be responsible for research, studying and monitoring of the strategic resources and of all financial operations of ELVA and ELVA S.A., including public offerings or private financing therefore; and; (j) to take any and all other acts he deems beneficial to ELVA and ELVA S.A.

     3. PERROT and ROTCAGE shall not be exclusively dedicated to the endeavors of ELVA and ELVA S.A. and shall be entitled to engage in other endeavors with third parties or in his or its own endeavors as long as such endeavors do not compete with ELVA and ELVA S.A.

     4. The term of this Agreement shall be for a period of four (4) years commencing May 1, 2001, and terminating on April 30, 2005, provided however, this Agreement shall be renewable from year to year thereafter on the same terms and conditions of compensation and with the same duties.

     5. Compensation shall be payable to PERROT (PERROT responsible for ROTCAGE compensation) by ELVA as follows: a total of 646,500 shares of the common stock of ELVA for the four (4) year term, payable in advance (restricted under Rule
144); after any splits or adjustments

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in issued and  outstanding  stock of ELVA within  ninety (90) days from the date hereof.

     6. ELVA shall reimburse PERROT and ROTCAGE for all reasonable business expenses incurred on behalf of ELVA or ELVA S.A. during the term of this Agreement.

     7. PERROT and ROTCAGE agree that during the term of this contract and for a period of two (2) years after termination thereof, he shall not disclose to any third party any technical or commercial information concerning ELVA or ELVA S.A.

     8. For a term of two (2) years from and after the expiration or termination of this Agreement, PERROT and ROTCAGE shall refrain from representing or having any direct or indirect interest in ELVA or ELVA S.A., or any similar business.

     9. This Agreement is governed by the laws of the State of Florida.

     10.  Disputes  arising   hereunder  shall  be  subject  to  arbitration  in
accordance with the rules governing arbitration in the United States and specifically in the jurisdiction of Florida.

     IN TESTIMONY  WHEREOF,  witness the signatures of the parties hereto.

  ELVA                             S.A. ELVA INTERNATIONAL, INC.


By: /s/ Patrick Misko              By:/s/ Cedric Colnot
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By: /s/ Cedric Colnot              By: /s/ Lionel Rotcage
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Cedric Colnot, Director            Lionel Rotcage, Director

By: /s/ Patrick Misko              By: /s/ Serge Parienti
-----------------------            ------------------------------
Patrick Misko, Director            Serge Parienti, Director

PERROT, LTD.

By:/s/ Lionel Rotcage
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